Exhibit 99.1

Global Medical REIT Announces Lease with CHRISTUS Health at its Facility in Beaumont, Texas

CHRISTUS Health Lease is a triple-net lease with a term of 15 years

Former tenant, Steward Health Care, formally requested that its lease be rejected as of September 15, 2024, as part of its Chapter 11 bankruptcy proceedings

Bethesda, MD – September 17, 2024 – (BUSINESS WIRE) – Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”), a net-lease medical real estate investment trust (REIT) that acquires healthcare facilities and leases those facilities to physician groups and regional and national healthcare systems, today announced that it has entered into a new, 15-year, triple-net lease with an affiliate of CHRISTUS Health (“CHRISTUS”) at its healthcare facility in Beaumont, Texas (the “Beaumont Facility”). CHRISTUS will utilize the Beaumont Facility for, among other services, robotic surgery, orthopedic care and emergency services. The Beaumont Facility was previously tenanted by Steward Health Care (“Steward”), which filed for Chapter 11 bankruptcy on May 6, 2024. Steward has formally requested that its lease with us at the Beaumont Facility be rejected by the bankruptcy court as of September 15, 2024, and a final order rejecting such lease is pending with the court.

Jeffrey M. Busch, Chairman, Chief Executive Officer and President stated, “We are excited to begin a new relationship with CHRISTUS at our Beaumont, Texas facility. We believe the facility is a high-quality, marketable facility, and this has been verified by our new, long-term, triple-net lease with CHRISTUS. The situation at our Beaumont facility demonstrates the importance of underwriting both tenant and building. I’m very pleased with how quickly our team was able to re-lease the property to a high-quality tenant, delivering an excellent outcome in this difficult situation.”

Paul Generale, Executive Vice President and Chief Strategy Officer of CHRISTUS stated, “We look forward to our partnership with GMRE and believe the Beaumont facility will be an essential component as we expand quality health care services to the residents of Southeast Texas.”

About CHRISTUS Health

CHRISTUS Health (S&P: A+; Fitch A+) is an international faith-based, not-for-profit health care system based in Irving, Texas, with more than 60 hospitals in Texas, Louisiana, New Mexico, Chile, Colombia and Mexico. CHRISTUS Health is made up of 51,000 Associates providing compassionate and individualized care at more than 600 centers, including community hospitals, clinics, long-term care facilities and health ministries.

About the Lease

The lease is a triple-net lease that will cover the entire Beaumont Facility, which is a two-story medical facility consisting of 84,674 leasable square feet, located at 6025 Metropolitan Drive, Beaumont, Texas 77706. The lease term is 15 years with three, seven-year renewal options. Annual base rent for the first lease year equals $2.9 million with 2.5% annual rent increases thereafter. Rent payments will commence three months after the delivery date of the facility, and we expect to deliver the facility to CHRISTUS during the fourth quarter of 2024.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding leases, lease rejection and lease rejection timing, lease commencement dates, tenants and other lease terms are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Investor Relations Contact:

Stephen Swett

stephen.swett@icrinc.com

203.682.8377

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